Exhibit 8.1

Subsidiaries	Total Capital	Voting Capital	Country of Incorporation	Activity
Petrobras Netherlands B.V. - PNBV	100.00%	100.00%	Netherlands	E&P
Petrobras Distribuidora S.A. – BR	100.00%	100.00%	Brazil	Distribution
Transportadora Associada de Gás S.A. – TAG	100.00%	100.00%	Brazil	Gas & Power
Petrobras Transporte S.A. – Transpetro	100.00%	100.00%	Brazil	RT&M
Petrobras Logística de Exploração e Produção S.A. - PB-LOG	100.00%	100.00%	Brazil	E&P
Petrobras Gás S.A. – Gaspetro	100.00%	100.00%	Brazil	Gas & Power
Petrobras International Braspetro - PIB BV (i)	88.12%	88.12%	Netherlands	International
Petrobras Biocombustível S.A.	100.00%	100.00%	Brazil	Biofuels
Companhia Integrada Têxtil de Pernambuco S.A. - CITEPE	100.00%	100.00%	Brazil	RT&M
Liquigás Distribuidora S.A.	100.00%	100.00%	Brazil	RT&M
Termomacaé Ltda.	99.99%	99.99%	Brazil	Gas & Power
Companhia Petroquímica de Pernambuco S.A. - PetroquímicaSuape	100.00%	100.00%	Brazil	RT&M
Araucária Nitrogenados S.A.	100.00%	100.00%	Brazil	Gas & Power
Breitener Energética S.A.	93.66%	93.66%	Cayman Islands	Gas & Power
Braspetro Oil Services Company - Brasoil	100.00%	100.00%	Brazil	Corporate
Petrobras Comercializadora de Energia Ltda. - PBEN	99.91%	99.91%	Brazil	Gas & Power
Termobahia S.A.	98.85%	98.85%	Brazil	Gas & Power
Arembepe Energia S.A.	100.00%	100.00%	Brazil	Gas & Power
5283 Participações Ltda.	100.00%	100.00%	Brazil	International
Baixada Santista Energia S.A.	100.00%	100.00%	Brazil	Gas & Power
Energética Camaçari Muricy I Ltda.	100.00%	100.00%	Brazil	Gas & Power
Fundo de Investimento Imobiliário RB Logística - FII	99.00%	99.00%	Brazil	E&P
Termomacaé Comercializadora de Energia Ltda	100.00%	100.00%	Brazil	Gas & Power
Cordoba Financial Services GmbH	100.00%	100.00%	Austria	Corporate
Petrobras Negócios Eletrônicos S.A. - E-Petro	99.95%	99.95%	Brazil	Corporate
Downstream Participações Ltda.	99.99%	100.00%	Brazil	Corporate

Joint Operations	Total Capital	Voting Capital	Country of Incorporation	Activity
Fábrica Carioca de Catalizadores S.A. - FCC	50.00%	50.00%	Brazil	RT&M
Ibiritermo S.A.	50.00%	50.00%	Brazil	Gas & Power

Consolidated Structured entities	Total Capital	Voting Capital	Country of Incorporation	Activity
Charter Development LLC – CDC	0.00%	0.00%	U.S.A	E&P
Companhia de Desenvolvimento e Modernização de Plantas Industriais – CDMPI	0.00%	0.00%	Brazil	RT&M
PDET Offshore S.A.	0.00%	0.00%	Brazil	E&P
Fundo de Investimento em Direitos Creditórios Não-padronizados do Sistema Petrobras	0.00%	0.00%	Brazil	Corporate
Fundo de Investimento em Direitos Creditórios Padronizados do Sistema Petrobras	0.00%	0.00%	Brazil	Corporate

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(i) 5283 Participações Ltda holds an 11.88% interest in PIB BV and, therefore, PIB BV is a wholly-owned subsidiary.